                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent Chartered Accountants, we hereby consent to the use of our report dated March 28, 1996 and to all references to our firm included in or made a part of this registration statement.

                                                     Amisano Hanson
                                                     Chartered Accountants

Vancouver, British Columbia
October 29, 1997